Exhibit 99.1

INVESTOR RELATIONS: Caroline Rodda 212.810.3442	MEDIA RELATIONS: Ed Sweeney 646.231.0268

BlackRock Reports Third Quarter 2024 Diluted EPS of $10.90, or $11.46 as adjusted
New York, October 11, 2024 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three and nine months ended September 30, 2024.

$360 billion of year-to-date total net inflows reflect continued strength of broad-based platform, and surpass full year net inflows of 2022 and 2023

Record $221 billion of quarterly total net inflows represent 8% annualized organic asset growth and were positive across client type, product type, active and index, and regions

$11.5 trillion in AUM, up $2.4 trillion year-over-year, driven by $456 billion of net inflows and positive market movements

15% increase in revenue year-over-year, driven by the positive impact of markets on average AUM, organic base fee growth, and higher performance fees

23% increase in operating income year-over-year (26% as adjusted)

2% increase in diluted EPS year-over-year (5% as adjusted) also reflects a higher effective tax rate in the current quarter

$375 million of share repurchases in the current quarter

Closed acquisition of Global Infrastructure Partners ("GIP") on October 1st, adding $116 billion of client AUM and $70 billion of fee-paying AUM

Laurence D. Fink, Chairman and CEO:

“Our strategy is ambitious, and our strategy is working. The assets we manage on behalf of our clients reached a new high, ending the third quarter at $11.5 trillion, having grown $2.4 trillion over the last twelve months. In that time, clients have entrusted BlackRock with $456 billion of net inflows, including a record $221 billion in the third quarter. Third quarter organic base fee growth of 5% and technology services ACV growth of 15% are each at multi-year highs.

“We are effectively leveraging our technology, scale, and global footprint to deliver profitable growth. Quarterly revenue and operating income both set new records, up 15% and 26% year-over-year, respectively. Our 45.8% operating margin is up 350 basis points.

“Through coordinated investments and initiatives, we are evolving our private markets capabilities to best serve our clients. We’re already seeing the power of BlackRock and GIP together as we drive access to the enormous investment potential of infrastructure, especially to support AI innovation. We believe the model portfolio solution we are building will democratize retail access to private markets. And our planned acquisition of Preqin will enhance data and risk analytics needed to support growing private markets allocations.

“Our relentless focus on clients, growth mindset and willingness to evolve has generated a compounded annual total return of over 20% for our shareholders since our IPO 25 years ago, well in excess of broader markets. The opportunities ahead of us have never been greater, and we look forward to driving growth for our clients, shareholders and employees in the years to come.”

FINANCIAL RESULTS			NET FLOW HIGHLIGHTS(1)
	Q3	Q3		Q3	YTD
(in millions, except per share data)	2024	2023	(in billions)	2024	2024
AUM	$11,475,362	$9,100,825	Long-term net flows:	$160	$288
% change	26%
Average AUM	$11,070,964	$9,396,597	By region:
% change	18%		Americas	$111	$200
Total net flows	$221,180	$2,569	EMEA	20	76
			APAC	29	12
GAAP basis:
Revenue	$5,197	$4,522	By client type:
% change	15%
Operating income	$2,006	$1,637	Retail:	$7	$20
% change	23%		US	7	16
Operating margin	38.6%	36.2%	International	-	4
Net income(1)	$1,631	$1,604
% change	2%		ETFs:	$97	$248
Diluted EPS	$10.90	$10.66	Core equity	32	101
% change	2%		Strategic	45	96
Weighted-average diluted shares	149.6	150.5	Precision	20	51
% change	(1)%
			Institutional:	$56	$20
As Adjusted(2):			Active	27	39
Operating income	$2,128	$1,691	Index	29	(19)
% change	26%
Operating margin	45.8%	42.3%
Net income(1)	$1,715	$1,642	Cash management net flows	$61	$72
% change	4%
Diluted EPS	$11.46	$10.91
% change	5%		Total net flows	$221	$360
_________________________			_________________________

(1)   Net income represents net income attributable to BlackRock, Inc.
(2)   See pages 11 through 13 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

			(1) Totals may not add due to rounding.

BUSINESS RESULTS

					Q3 2024
			Q3 2024		Base fees(1)
			Base fees(1)	September 30, 2024	and securities
	Q3 2024	September 30, 2024	and securities	AUM	lending revenue
(in millions), (unaudited)	Net flows	AUM	lending revenue	% of Total	% of Total
RESULTS BY CLIENT TYPE
Retail	$6,863	$1,041,201	$1,085	9%	27%
ETFs	97,409	4,188,335	1,726	37%	42%
Institutional:
Active	26,695	2,110,944	720	18%	18%
Index	29,206	3,285,495	235	29%	6%
Total institutional	55,901	5,396,439	955	47%	24%
Long-term	160,173	10,625,975	3,766	93%	93%
Cash management	61,007	849,387	264	7%	7%
Total	$221,180	$11,475,362	$4,030	100%	100%

RESULTS BY INVESTMENT STYLE
Active	$28,045	$2,871,791	$1,739	25%	43%
Index and ETFs	132,128	7,754,184	2,027	68%	50%
Long-term	160,173	10,625,975	3,766	93%	93%
Cash management	61,007	849,387	264	7%	7%
Total	$221,180	$11,475,362	$4,030	100%	100%

RESULTS BY PRODUCT TYPE
Equity	$74,144	$6,280,999	$2,060	55%	51%
Fixed income	62,740	3,023,694	940	26%	23%
Multi-asset	17,814	1,001,515	325	9%	8%
Alternatives:
Illiquid alternatives	1,527	141,409	235	1%	6%
Liquid alternatives	(851)	75,990	143	1%	3%
Currency and commodities(2)	4,799	102,368	63	1%	2%
Total alternatives	5,475	319,767	441	3%	11%
Long-term	160,173	10,625,975	3,766	93%	93%
Cash management	61,007	849,387	264	7%	7%
Total	$221,180	$11,475,362	$4,030	100%	100%

(1)
Base fees include investment advisory and administration fees.
(2)
Amounts include commodity ETFs and exchange-traded products ("ETPs").

INVESTMENT PERFORMANCE AT September 30, 2024(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	81%	79%	87%
Tax-exempt	56%	50%	52%
Index AUM within or above applicable tolerance	98%	100%	100%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	41%	44%	66%
Systematic	93%	91%	92%
Index AUM within or above applicable tolerance	93%	100%	100%

(1)
Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 15 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Martin S. Small, will host a teleconference call for investors and analysts on Friday, October 11, 2024 at 7:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (786) 460-7166, or from outside the United States, (888) 600-4862, shortly before 7:30 a.m. and reference the BlackRock Conference Call (ID Number 3678546). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

The webcast will be available for replay by 10:30 a.m. (Eastern Time) on Friday, October 11, 2024. To access the replay of the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	September 30,				June 30,
	2024	2023	Change		2024	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$3,881	$3,514	$367		$3,721	$160
Securities lending revenue	149	167	(18)		154	(5)
Total investment advisory, administration fees and securities lending revenue	4,030	3,681	349		3,875	155
Investment advisory performance fees	388	70	318		164	224
Technology services revenue	403	407	(4)		395	8
Distribution fees	323	321	2		318	5
Advisory and other revenue	53	43	10		53	-
Total revenue	5,197	4,522	675		4,805	392

Expense
Employee compensation and benefits	1,578	1,420	158		1,503	75
Sales, asset and account expense:
Distribution and servicing costs	549	526	23		539	10
Direct fund expense	379	354	25		358	21
Sub-advisory and other	34	28	6		32	2
Total sales, asset and account expense	962	908	54		929	33
General and administration expense	562	518	44		534	28
Amortization and impairment of intangible assets	89	39	50		39	50
Total expense	3,191	2,885	306		3,005	186

Operating income	2,006	1,637	369		1,800	206

Nonoperating income (expense)
Net gain (loss) on investments	177	114	63		162	15
Interest and dividend income	236	139	97		178	58
Interest expense	(154)	(82)	(72)		(126)	(28)
Total nonoperating income (expense)	259	171	88		214	45

Income before income taxes	2,265	1,808	457		2,014	251
Income tax expense	574	213	361		477	97
Net income	1,691	1,595	96		1,537	154
Less:
Net income (loss) attributable to noncontrolling interests	60	(9)	69		42	18
Net income attributable to BlackRock, Inc.	$1,631	$1,604	$27		$1,495	$136

Weighted-average common shares outstanding
Basic	148.0	149.2	(1.1)		148.4	(0.4)
Diluted	149.6	150.5	(0.9)		149.7	(0.0)
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$11.02	$10.75	$0.27		$10.07	$0.95
Diluted	$10.90	$10.66	$0.24		$9.99	$0.91
Cash dividends declared and paid per share	$5.10	$5.00	$0.10		$5.10	$-

Supplemental information:

AUM (end of period)	$11,475,362	$9,100,825	$2,374,537		$10,645,721	$829,641
Shares outstanding (end of period)	148.0	148.9	(1.0)		148.2	(0.2)
GAAP:
Operating margin	38.6%	36.2%	240	bps	37.5%	110	bps
Effective tax rate	26.0%	11.7%	1,430	bps	24.2%	180	bps
As adjusted:
Operating income (1)	$2,128	$1,691	$437		$1,881	$247
Operating margin (1)	45.8%	42.3%	350	bps	44.1%	170	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$190	$184	$6		$165	$25
Net income attributable to BlackRock, Inc. (3)	$1,715	$1,642	$73		$1,550	$165
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$11.46	$10.91	$0.55		$10.36	$1.10
Effective tax rate	26.0%	12.4%	1,360	bps	24.2%	180	bps

See pages 11 through 13 for the reconciliation to accounting principles generally accepted in the United States ("GAAP") and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items. Beginning in the first quarter of 2024, BlackRock, Inc. updated the presentation of the Company’s expense line items within the condensed consolidated statements of income by including a new “sales, asset and account expense” income statement caption. Such expense line items have been recast for 2023 to conform to this new presentation. For a recast of 2023 expense line items, see page 12 of Exhibit 99.1 to the Current Report on Form 8-K furnished on April 12, 2024.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

	Nine Months Ended
	September 30,
	2024	2023	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$11,229	$10,276	$953
Securities lending revenue	454	518	(64)
Total investment advisory, administration fees and securities lending revenue	11,683	10,794	889
Investment advisory performance fees	756	243	513
Technology services revenue	1,175	1,106	69
Distribution fees	951	959	(8)
Advisory and other revenue	165	126	39
Total revenue	14,730	13,228	1,502

Expense
Employee compensation and benefits	4,661	4,276	385
Sales, asset and account expense:
Distribution and servicing costs	1,606	1,549	57
Direct fund expense	1,075	1,013	62
Sub-advisory and other	98	81	17
Total sales, asset and account expense	2,779	2,643	136
General and administration expense	1,625	1,506	119
Amortization and impairment of intangible assets	166	113	53
Total expense	9,231	8,538	693

Operating income	5,499	4,690	809

Nonoperating income (expense)
Net gain (loss) on investments	510	434	76
Interest and dividend income	555	314	241
Interest expense	(372)	(210)	(162)
Total nonoperating income (expense)	693	538	155

Income before income taxes	6,192	5,228	964
Income tax expense	1,341	1,041	300
Net income	4,851	4,187	664
Less:
Net income (loss) attributable to noncontrolling interests	152	60	92
Net income attributable to BlackRock, Inc.	$4,699	$4,127	$572

Weighted-average common shares outstanding
Basic	148.4	149.6	(1.2)
Diluted	149.8	150.9	(1.1)
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$31.67	$27.60	$4.07
Diluted	$31.37	$27.36	$4.01
Cash dividends declared and paid per share	$15.30	$15.00	$0.30

Supplemental information:

AUM (end of period)	$11,475,362	$9,100,825	$2,374,537
Shares outstanding (end of period)	148.0	148.9	(1.0)
GAAP:
Operating margin	37.3%	35.5%	180	bps
Effective tax rate	22.2%	20.1%	210	bps
As adjusted:
Operating income (1)	$5,784	$4,877	$907
Operating margin (1)	44.1%	41.8%	230	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$494	$449	$45
Net income attributable to BlackRock, Inc. (3)	$4,738	$4,241	$497
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$31.63	$28.11	$3.52
Effective tax rate	24.5%	20.4%	410	bps

See pages 11 through 13 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items. Beginning in the first quarter of 2024, BlackRock, Inc. updated the presentation of the Company’s expense line items within the condensed consolidated statements of income by including a new “sales, asset and account expense” income statement caption. Such expense line items have been recast for 2023 to conform to this new presentation. For a recast of 2023 expense line items, see page 12 of Exhibit 99.1 to the Current Report on Form 8-K furnished on April 12, 2024.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	June 30,	inflows	Market		September 30,
	2024	(outflows)	change	FX impact(1)	2024	Average AUM(2)
Retail:
Equity	$490,427	$5,234	$19,005	$6,604	$521,270	$506,725
Fixed income	313,632	2,718	7,127	768	324,245	318,285
Multi-asset	147,719	(1,304)	7,209	454	154,078	150,787
Alternatives	40,374	215	638	381	41,608	40,911
Retail subtotal	992,152	6,863	33,979	8,207	1,041,201	1,016,708
ETFs:
Equity	2,830,268	44,548	174,748	12,276	3,061,840	2,951,255
Fixed income	931,217	47,810	34,440	5,709	1,019,176	979,055
Multi-asset	9,204	314	472	46	10,036	9,605
Alternatives	85,085	4,737	7,394	67	97,283	91,437
ETFs subtotal	3,855,774	97,409	217,054	18,098	4,188,335	4,031,352
Institutional:
Active:
Equity	208,177	3,743	8,173	5,268	225,361	216,753
Fixed income	823,716	3,504	36,659	9,506	873,385	852,571
Multi-asset	761,194	18,866	42,870	11,045	833,975	793,568
Alternatives	175,145	582	431	2,065	178,223	176,059
Active subtotal	1,968,232	26,695	88,133	27,884	2,110,944	2,038,951
Index:
Equity	2,298,263	20,619	109,142	44,504	2,472,528	2,387,641
Fixed income	747,319	8,708	12,778	38,083	806,888	778,392
Multi-asset	3,295	(62)	130	63	3,426	3,348
Alternatives	2,644	(59)	11	57	2,653	2,603
Index subtotal	3,051,521	29,206	122,061	82,707	3,285,495	3,171,984
Institutional subtotal	5,019,753	55,901	210,194	110,591	5,396,439	5,210,935
Long-term	9,867,679	160,173	461,227	136,896	10,625,975	10,258,995
Cash management	778,042	61,007	3,092	7,246	849,387	811,969
Total	$10,645,721	$221,180	$464,319	$144,142	$11,475,362	$11,070,964
Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	June 30,	inflows	Market		September 30,
	2024	(outflows)	change	FX impact(1)	2024	Average AUM(2)
Active:
Equity	$466,518	$2,733	$14,916	$8,026	$492,193	$479,372
Fixed income	1,112,578	6,954	43,054	9,153	1,171,739	1,145,337
Multi-asset	908,897	17,561	50,079	11,498	988,035	944,338
Alternatives	215,513	797	1,068	2,446	219,824	216,968
Active subtotal	2,703,506	28,045	109,117	31,123	2,871,791	2,786,015
Index and ETFs:
ETFs:
Equity	2,830,268	44,548	174,748	12,276	3,061,840	2,951,255
Fixed income	931,217	47,810	34,440	5,709	1,019,176	979,055
Multi-asset	9,204	314	472	46	10,036	9,605
Alternatives	85,085	4,737	7,394	67	97,283	91,437
ETFs subtotal	3,855,774	97,409	217,054	18,098	4,188,335	4,031,352
Non-ETF index:
Equity	2,530,349	26,863	121,404	48,350	2,726,966	2,631,747
Fixed income	772,089	7,976	13,510	39,204	832,779	803,911
Multi-asset	3,311	(61)	130	64	3,444	3,365
Alternatives	2,650	(59)	12	57	2,660	2,605
Non-ETF index subtotal	3,308,399	34,719	135,056	87,675	3,565,849	3,441,628
Index and ETFs subtotal	7,164,173	132,128	352,110	105,773	7,754,184	7,472,980
Long-term	$9,867,679	$160,173	$461,227	$136,896	$10,625,975	$10,258,995
Current Quarter Component Changes by Product Type (Long-Term)
		Net
	June 30,	inflows	Market		September 30,
	2024	(outflows)	change	FX impact(1)	2024	Average AUM(2)
Equity	$5,827,135	$74,144	$311,068	$68,652	$6,280,999	$6,062,374
Fixed income	2,815,884	62,740	91,004	54,066	3,023,694	2,928,303
Multi-asset	921,412	17,814	50,681	11,608	1,001,515	957,308
Alternatives:
Illiquid alternatives	137,868	1,527	226	1,788	141,409	139,173
Liquid alternatives	75,483	(851)	821	537	75,990	75,532
Currency and commodities(3)	89,897	4,799	7,427	245	102,368	96,305
Alternatives subtotal	303,248	5,475	8,474	2,570	319,767	311,010
Long-term	$9,867,679	$160,173	$461,227	$136,896	$10,625,975	$10,258,995

(1)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)
Amounts include commodity ETFs and ETPs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-to-Date Component Changes by Client Type and Product Type
		Net
	December 31,	inflows		Market		September 30,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Retail:
Equity	$435,734	$15,411	$4,074	$61,467	$4,584	$521,270	$476,890
Fixed income	312,799	7,517	-	6,306	(2,377)	324,245	315,181
Multi-asset	139,537	(1,904)	-	16,329	116	154,078	145,865
Alternatives	41,627	(1,306)	-	1,078	209	41,608	41,077
Retail subtotal	929,697	19,718	4,074	85,180	2,532	1,041,201	979,013
ETFs:
Equity	2,532,631	125,756	-	402,936	517	3,061,840	2,769,010
Fixed income	898,403	100,506	-	18,665	1,602	1,019,176	932,580
Multi-asset	9,140	(45)	-	994	(53)	10,036	9,178
Alternatives	59,125	21,574	-	16,587	(3)	97,283	79,853
ETFs subtotal	3,499,299	247,791	-	439,182	2,063	4,188,335	3,790,621
Institutional:
Active:
Equity	186,688	7,431	-	28,443	2,799	225,361	204,027
Fixed income	836,823	(1,334)	-	35,143	2,753	873,385	840,954
Multi-asset	717,182	31,043	-	80,939	4,811	833,975	755,639
Alternatives	171,980	2,182	-	3,169	892	178,223	174,049
Active subtotal	1,912,673	39,322	-	147,694	11,255	2,110,944	1,974,669
Index:
Equity	2,138,291	(49,596)	-	373,927	9,906	2,472,528	2,283,907
Fixed income	756,001	33,196	-	9,321	8,370	806,888	756,389
Multi-asset	4,945	(1,723)	-	205	(1)	3,426	3,813
Alternatives	3,252	(755)	-	147	9	2,653	2,791
Index subtotal	2,902,489	(18,878)	-	383,600	18,284	3,285,495	3,046,900
Institutional subtotal	4,815,162	20,444	-	531,294	29,539	5,396,439	5,021,569
Long-term	9,244,158	287,953	4,074	1,055,656	34,134	10,625,975	9,791,203
Cash management	764,837	71,982	-	8,084	4,484	849,387	779,369
Total	$10,008,995	$359,935	$4,074	$1,063,740	$38,618	$11,475,362	$10,570,572
Year-to-Date Component Changes by Investment Style and Product Type (Long-Term)
		Net
	December 31,	inflows		Market		September 30,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Active:
Equity	$427,448	$1,724	$4,074	$54,677	$4,270	$492,193	$457,176
Fixed income	1,123,422	7,604	-	41,139	(426)	1,171,739	1,130,958
Multi-asset	856,705	29,133	-	97,271	4,926	988,035	901,490
Alternatives	213,603	873	-	4,247	1,101	219,824	215,123
Active subtotal	2,621,178	39,334	4,074	197,334	9,871	2,871,791	2,704,747
Index and ETFs:
ETFs:
Equity	2,532,631	125,756	-	402,936	517	3,061,840	2,769,010
Fixed income	898,403	100,506	-	18,665	1,602	1,019,176	932,580
Multi-asset	9,140	(45)	-	994	(53)	10,036	9,178
Alternatives	59,125	21,574	-	16,587	(3)	97,283	79,853
ETFs subtotal	3,499,299	247,791	-	439,182	2,063	4,188,335	3,790,621
Non-ETF index:
Equity	2,333,265	(28,478)	-	409,160	13,019	2,726,966	2,507,648
Fixed income	782,201	31,775	-	9,631	9,172	832,779	781,566
Multi-asset	4,959	(1,717)	-	202	-	3,444	3,827
Alternatives	3,256	(752)	-	147	9	2,660	2,794
Non-ETF index subtotal	3,123,681	828	-	419,140	22,200	3,565,849	3,295,835
Index and ETFs subtotal	6,622,980	248,619	-	858,322	24,263	7,754,184	7,086,456
Long-term	$9,244,158	$287,953	$4,074	$1,055,656	$34,134	$10,625,975	$9,791,203
Year-to-Date Component Changes by Product Type (Long-Term)
		Net
	December 31,	inflows		Market		September 30,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Equity	$5,293,344	$99,002	$4,074	$866,773	$17,806	$6,280,999	$5,733,834
Fixed income	2,804,026	139,885	-	69,435	10,348	3,023,694	2,845,104
Multi-asset	870,804	27,371	-	98,467	4,873	1,001,515	914,495
Alternatives:
Illiquid alternatives	136,909	4,727	-	(1,056)	829	141,409	137,718
Liquid alternatives	74,233	(3,774)	-	5,241	290	75,990	75,139
Currency and commodities(4)	64,842	20,742	-	16,796	(12)	102,368	84,913
Alternatives subtotal	275,984	21,695	-	20,981	1,107	319,767	297,770
Long-term	$9,244,158	$287,953	$4,074	$1,055,656	$34,134	$10,625,975	$9,791,203

(1)
Amounts include AUM attributable to the acquisition of SpiderRock Advisors, LLC in May 2024 (the "SpiderRock Transaction").
(2)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing ten months.
(4)
Amounts include commodity ETFs and ETPs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	September 30,	inflows		Market		September 30,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Retail:
Equity	$396,030	$15,041	$4,074	$97,548	$8,577	$521,270	$458,663
Fixed income	300,232	965	-	22,742	306	324,245	311,669
Multi-asset	129,177	(1,937)	-	26,233	605	154,078	141,981
Alternatives	43,001	(3,311)	-	1,383	535	41,608	41,333
Retail subtotal	868,440	10,758	4,074	147,906	10,023	1,041,201	953,646
ETFs:
Equity	2,234,275	183,966	-	632,970	10,629	3,061,840	2,651,816
Fixed income	818,744	131,732	-	62,024	6,676	1,019,176	909,731
Multi-asset	7,716	701	-	1,608	11	10,036	8,896
Alternatives	57,674	19,112	-	20,417	80	97,283	75,049
ETFs subtotal	3,118,409	335,511	-	717,019	17,396	4,188,335	3,645,492
Institutional:
Active:
Equity	167,917	8,135	-	43,409	5,900	225,361	196,163
Fixed income	771,581	4,677	-	87,883	9,244	873,385	826,510
Multi-asset	646,993	29,799	-	143,402	13,781	833,975	731,583
Alternatives	166,771	4,221	-	4,408	2,823	178,223	172,534
Active subtotal	1,753,262	46,832	-	279,102	31,748	2,110,944	1,926,790
Index:
Equity	1,943,069	(74,055)	-	564,686	38,828	2,472,528	2,207,409
Fixed income	685,648	34,692	-	55,369	31,179	806,888	741,895
Multi-asset	4,986	(2,243)	-	641	42	3,426	4,013
Alternatives	3,330	(846)	-	131	38	2,653	2,914
Index subtotal	2,637,033	(42,452)	-	620,827	70,087	3,285,495	2,956,231
Institutional subtotal	4,390,295	4,380	-	899,929	101,835	5,396,439	4,883,021
Long-term	8,377,144	350,649	4,074	1,764,854	129,254	10,625,975	9,482,159
Cash management	723,681	104,933	-	10,853	9,920	849,387	766,798
Total	$9,100,825	$455,582	$4,074	$1,775,707	$139,174	$11,475,362	$10,248,957
Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)
		Net
	September 30,	inflows		Market		September 30,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Active:
Equity	$393,690	$(3,764)	$4,074	$88,915	$9,278	$492,193	$442,736
Fixed income	1,046,705	8,574	-	108,618	7,842	1,171,739	1,112,973
Multi-asset	776,158	27,855	-	169,637	14,385	988,035	873,550
Alternatives	209,769	908	-	5,789	3,358	219,824	213,864
Active subtotal	2,426,322	33,573	4,074	372,959	34,863	2,871,791	2,643,123
Index and ETFs:
ETFs:
Equity	2,234,275	183,966	-	632,970	10,629	3,061,840	2,651,816
Fixed income	818,744	131,732	-	62,024	6,676	1,019,176	909,731
Multi-asset	7,716	701	-	1,608	11	10,036	8,896
Alternatives	57,674	19,112	-	20,417	80	97,283	75,049
ETFs subtotal	3,118,409	335,511	-	717,019	17,396	4,188,335	3,645,492
Non-ETF index:
Equity	2,113,326	(47,115)	-	616,728	44,027	2,726,966	2,419,499
Fixed income	710,756	31,760	-	57,376	32,887	832,779	767,101
Multi-asset	4,998	(2,236)	-	639	43	3,444	4,027
Alternatives	3,333	(844)	-	133	38	2,660	2,917
Non-ETF index subtotal	2,832,413	(18,435)	-	674,876	76,995	3,565,849	3,193,544
Index and ETFs subtotal	5,950,822	317,076	-	1,391,895	94,391	7,754,184	6,839,036
Long-term	$8,377,144	$350,649	$4,074	$1,764,854	$129,254	$10,625,975	$9,482,159
Year-over-Year Component Changes by Product Type (Long-Term)
		Net
	September 30,	inflows		Market		September 30,
	2023	(outflows)	Acquisition(1)	change	FX impact(2)	2024	Average AUM(3)
Equity	$4,741,291	$133,087	$4,074	$1,338,613	$63,934	$6,280,999	$5,514,051
Fixed income	2,576,205	172,066	-	228,018	47,405	3,023,694	2,789,805
Multi-asset	788,872	26,320	-	171,884	14,439	1,001,515	886,473
Alternatives:
Illiquid alternatives	131,937	8,289	-	(1,261)	2,444	141,409	136,603
Liquid alternatives	75,139	(7,063)	-	7,046	868	75,990	74,916
Currency and commodities(4)	63,700	17,950	-	20,554	164	102,368	80,311
Alternatives subtotal	270,776	19,176	-	26,339	3,476	319,767	291,830
Long-term	$8,377,144	$350,649	$4,074	$1,764,854	$129,254	$10,625,975	$9,482,159

(1)
Amounts include AUM attributable to the SpiderRock Transaction.
(2)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)
Amounts include commodity ETFs and ETPs.

SUMMARY OF REVENUE

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$553	$510	$43	$539	$14	$1,608	$1,516	$92
ETFs	1,309	1,136	173	1,250	59	3,749	3,316	433
Non-ETF index	198	186	12	190	8	575	560	15
Equity subtotal	2,060	1,832	228	1,979	81	5,932	5,392	540
Fixed income:
Active	493	479	14	481	12	1,458	1,429	29
ETFs	354	315	39	326	28	1,007	919	88
Non-ETF index	93	93	-	88	5	273	268	5
Fixed income subtotal	940	887	53	895	45	2,738	2,616	122
Multi-asset	325	308	17	313	12	952	904	48
Alternatives:
Illiquid alternatives	235	231	4	241	(6)	716	638	78
Liquid alternatives	143	143	-	141	2	422	434	(12)
Currency and commodities(1)	63	46	17	59	4	167	141	26
Alternatives subtotal	441	420	21	441	-	1,305	1,213	92
Long-term	3,766	3,447	319	3,628	138	10,927	10,125	802
Cash management	264	234	30	247	17	756	669	87
Total investment advisory, administration fees and securities lending revenue	4,030	3,681	349	3,875	155	11,683	10,794	889
Investment advisory performance fees:
Equity	13	17	(4)	28	(15)	49	38	11
Fixed income	3	1	2	5	(2)	12	2	10
Multi-asset	1	5	(4)	11	(10)	14	23	(9)
Alternatives:
Illiquid alternatives	7	24	(17)	68	(61)	200	124	76
Liquid alternatives	364	23	341	52	312	481	56	425
Alternatives subtotal	371	47	324	120	251	681	180	501
Total investment advisory performance fees	388	70	318	164	224	756	243	513
Technology services revenue	403	407	(4)	395	8	1,175	1,106	69
Distribution fees	323	321	2	318	5	951	959	(8)
Advisory and other revenue:
Advisory	11	21	(10)	11	-	35	66	(31)
Other	42	22	20	42	-	130	60	70
Total advisory and other revenue	53	43	10	53	-	165	126	39
Total revenue	$5,197	$4,522	$675	$4,805	$392	$14,730	$13,228	$1,502

(1)
Amounts include commodity ETFs and ETPs.

Highlights

•
Investment advisory and administration fees and securities lending revenue increased $349 million from the third quarter of 2023 and $155 million from the second quarter of 2024, primarily driven by positive organic base fee growth and the impact of market beta on average AUM, partially offset by lower securities lending revenue. The increase in revenue from the second quarter of 2024 also reflected the impact of one additional day in the quarter.

Securities lending revenue of $149 million decreased from $167 million in the third quarter of 2023 and $154 million in the second quarter of 2024, primarily reflecting lower spreads partially offset by higher average balances of securities on loan.

•
Performance fees increased $318 million from the third quarter of 2023 and $224 million from the second quarter of 2024, primarily driven by strong performance in the third quarter of 2024 from a single hedge fund with an annual performance measurement period that ends in the third quarter, partially offset by lower revenue from illiquid alternatives.
•
Technology services revenue decreased $4 million from the third quarter of 2023, due to the revenue impact linked to several large client renewals of their eFront “on-premises” licenses during the third quarter of 2023. Technology services annual contract value (“ACV”)(1) increased 15% from the third quarter of 2023, driven by sustained demand for a full range of Aladdin technology offerings.

Technology services revenue increased $8 million from the second quarter of 2024, reflecting successful client go-lives.

(1)
See note (4) to the condensed consolidated statements of income and supplemental information on page 13 for more information on ACV.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Operating expense
Employee compensation and benefits	$1,578	$1,420	$158	$1,503	$75	$4,661	$4,276	$385
Sales, asset and account expense(1):
Distribution and servicing costs	549	526	23	539	10	1,606	1,549	57
Direct fund expense	379	354	25	358	21	1,075	1,013	62
Sub-advisory and other	34	28	6	32	2	98	81	17
Total sales, asset and account expense	962	908	54	929	33	2,779	2,643	136
General and administration expense:
Marketing and promotional	64	74	(10)	76	(12)	222	222	-
Occupancy and office related	105	103	2	102	3	308	313	(5)
Portfolio services	65	65	-	63	2	194	202	(8)
Technology	175	145	30	157	18	492	421	71
Professional services	67	51	16	64	3	189	128	61
Communications	10	12	(2)	9	1	29	36	(7)
Foreign exchange remeasurement	3	(3)	6	2	1	7	(2)	9
Contingent consideration fair value adjustments	(2)	-	(2)	1	(3)	(8)	1	(9)
Other general and administration	75	71	4	60	15	192	185	7
Total general and administration expense	562	518	44	534	28	1,625	1,506	119
Amortization and impairment of intangible assets	89	39	50	39	50	166	113	53
Total operating expense	$3,191	$2,885	$306	$3,005	$186	$9,231	$8,538	$693

(1)
Beginning in the first quarter of 2024, BlackRock, Inc. updated the presentation of the Company’s expense line items within the condensed consolidated statements of income by including a new “sales, asset and account expense” income statement caption. Such expense line items have been recast for 2023 to conform to this new presentation. For a recast of 2023 expense line items, see page 12 of Exhibit 99.1 to the Current Report on Form 8-K furnished on April 12, 2024.

Highlights

•
Employee compensation and benefits expense increased $158 million from the third quarter of 2023 and $75 million from the second quarter of 2024, reflecting higher incentive compensation, primarily as a result of higher performance fees and operating income.
•
Sales, asset and account expense increased $54 million from the third quarter of 2023 and $33 million from the second quarter of 2024, driven by higher distribution and servicing costs and direct fund expense, primarily reflecting higher average AUM.
•
General and administration expense increased $44 million from the third quarter of 2023 and $28 million from the second quarter of 2024, primarily due to higher technology expense and higher professional services expense, including higher acquisition-related transaction costs, partially offset by lower marketing and promotional expense.
•
Amortization and impairment of intangible assets expense increased $50 million from the third quarter of 2023 and the second quarter of 2024, driven by a $50 million noncash impairment charge related to certain of the Company’s indefinite-lived management contracts. Amortization and impairment of intangible assets is excluded from the Company’s “as adjusted” financial results. See pages 11 through 13 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Nonoperating income (expense), GAAP basis	$259	$171	$88	$214	$45	$693	$538	$155
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	60	(9)	69	42	18	152	60	92
Nonoperating income (expense), net of NCI	199	180	19	172	27	541	478	63
Less: Hedge gain (loss) on deferred cash compensation plans(1)	9	(4)	13	7	2	47	29	18
Nonoperating income (expense), net of NCI, as adjusted(2)	$190	$184	$6	$165	$25	$494	$449	$45

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Net gain (loss) on investments, net of NCI
Private equity	$9	$91	$(82)	$15	$(6)	$32	$281	$(249)
Real assets	13	3	10	9	4	19	11	8
Other alternatives(3)	9	22	(13)	10	(1)	33	32	1
Other investments(4)	20	46	(26)	34	(14)	85	51	34
Hedge gain (loss) on deferred cash compensation plans(1)	9	(4)	13	7	2	47	29	18
Subtotal	60	158	(98)	75	(15)	216	404	(188)
Other income/gain (expense/loss)(5)	57	(35)	92	45	12	142	(30)	172
Total net gain (loss) on investments, net of NCI	117	123	(6)	120	(3)	358	374	(16)
Interest and dividend income	236	139	97	178	58	555	314	241
Interest expense	(154)	(82)	(72)	(126)	(28)	(372)	(210)	(162)
Net interest income (expense)	82	57	25	52	30	183	104	79
Nonoperating income (expense), net of NCI	199	180	19	172	27	541	478	63
Less: Hedge gain (loss) on deferred cash compensation plans(1)	9	(4)	13	7	2	47	29	18
Nonoperating income (expense), net of NCI, as adjusted(2)	$190	$184	$6	$165	$25	$494	$449	$45

(1)
Amounts relate to the gains (losses) from economically hedging certain BlackRock deferred cash compensation plans.
(2)
Management believes nonoperating income (expense), net of NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on as adjusted items and the reconciliation to GAAP, see notes to the condensed consolidated statements of income and supplemental information on pages 11 through 13.
(3)
Amounts primarily include net gains (losses) related to credit funds, direct hedge fund strategies and hedge fund solutions.
(4)
Amounts primarily include net gains (losses) related to BlackRock's seed investment portfolio, net of impact of certain hedges.
(5)
Amounts for the three and nine months ended September 30, 2024 include a pre-tax gain of approximately $66 million in connection with a transaction related to a minority investment in EquiLend Holdings, LLC. Amount for the nine months ended September 30, 2024 includes a noncash pre-tax gain in connection with the SpiderRock Transaction of approximately $19 million. In addition, amounts for the three and nine months ended September 30, 2024, include earnings (losses) from certain equity method minority investments, which the Company recorded within nonoperating income (expense) beginning in the first quarter of 2024 and noncash pre-tax gains (losses) related to the revaluation of certain minority investments.

summary of INCOME TAX EXPENSE

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2024	2023	Change	2024	Change	2024	2023	Change
Income tax expense	$574	$213	$361	$477	$97	$1,341	$1,041	$300
Effective tax rate	26.0%	11.7%	1,430 bps	24.2%	180 bps	22.2%	20.1%	210 bps

Highlights

•
Third quarter 2023 income tax expense included approximately $223 million of discrete tax benefits related to the resolution of certain outstanding tax matters.

RECONCILIATION OF GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in millions), (unaudited)	2024	2023	2024	2024	2023
Operating income, GAAP basis	$2,006	$1,637	$1,800	$5,499	$4,690
Non-GAAP expense adjustments:
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans (a)	7	(3)	9	43	29
Amortization and impairment of intangible assets (b)	89	39	39	166	113
Acquisition-related compensation costs (b)	11	6	19	32	15
Acquisition-related transaction costs (b)(1)	17	4	13	52	7
Contingent consideration fair value adjustments (b)	(2)	-	1	(8)	1
Lease costs - New York (c)	-	-	-	-	14
Reduction of indemnification asset (d)(1)	-	8	-	-	8
Operating income, as adjusted (1)	$2,128	$1,691	$1,881	$5,784	$4,877
Revenue, GAAP basis	$5,197	$4,522	$4,805	$14,730	$13,228
Non-GAAP adjustments:
Distribution fees	(323)	(321)	(318)	(951)	(959)
Investment advisory fees	(226)	(205)	(221)	(655)	(590)
Revenue used for operating margin measurement	$4,648	$3,996	$4,266	$13,124	$11,679
Operating margin, GAAP basis	38.6%	36.2%	37.5%	37.3%	35.5%
Operating margin, as adjusted (1)	45.8%	42.3%	44.1%	44.1%	41.8%

(1)
Amounts included within general and administration expense.

See note (1) to the condensed consolidated statements of income and supplemental information on pages 12 and 13 for more information on as adjusted items.

RECONCILIATION OF GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI, AS ADJUSTED
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in millions), (unaudited)	2024	2023	2024	2024	2023
Nonoperating income (expense), GAAP basis	$259	$171	$214	$693	$538
Less: Net income (loss) attributable to NCI	60	(9)	42	152	60
Nonoperating income (expense), net of NCI	199	180	172	541	478
Less: Hedge gain (loss) on deferred cash compensation plans (a)	9	(4)	7	47	29
Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted (2)	$190	$184	$165	$494	$449

See notes (1) and (2) to the condensed consolidated statements of income and supplemental information on pages 12 and 13 for more information on as adjusted items.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in millions, except per share data), (unaudited)	2024	2023	2024	2024	2023
Net income attributable to BlackRock, Inc., GAAP basis	$1,631	$1,604	$1,495	$4,699	$4,127
Non-GAAP adjustments(1):
Net impact of hedged deferred cash compensation plans (a)	(2)	1	2	(3)	-
Amortization and impairment of intangible assets (b)	67	30	29	124	86
Acquisition-related compensation costs (b)	8	4	13	23	11
Acquisition-related transaction costs (b)	13	3	10	38	5
Contingent consideration fair value adjustments (b)	(2)	-	1	(6)	1
Lease costs - New York (c)	-	-	-	-	11
Income tax matters	-	-	-	(137)	-
Net income attributable to BlackRock, Inc., as adjusted (3)	$1,715	$1,642	$1,550	$4,738	$4,241
Diluted weighted-average common shares outstanding	149.6	150.5	149.7	149.8	150.9
Diluted earnings per common share, GAAP basis	$10.90	$10.66	$9.99	$31.37	$27.36
Diluted earnings per common share, as adjusted (3)	$11.46	$10.91	$10.36	$31.63	$28.11

(1)
Non-GAAP adjustments, excluding income tax matters, are net of tax.

See note (3) to the condensed consolidated statements of income and supplemental information on page 13 for more information on as adjusted items.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with GAAP; however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow. Management reviews non-GAAP financial measures, in addition to GAAP financial measures, to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance comparability for the reporting periods presented. Non-GAAP financial measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Computations and reconciliations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance, to determine the long-term and annual compensation of the Company’s senior-level employees and to evaluate the Company’s relative performance against industry peers. Furthermore, this metric eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

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Operating income, as adjusted, includes the following non-GAAP expense adjustments:
(a)
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans. The Company excludes compensation expense related to the market valuation changes on certain deferred cash compensation plans, which the Company hedges economically. For these deferred cash compensation plans, the final value of the deferred amount to be distributed to employees in cash upon vesting is determined based on the returns on specified investment funds. The Company recognizes compensation expense for the appreciation (depreciation) of the deferred cash compensation liability in proportion to the vested amount of the award during a respective period, while the net gain (loss) to economically hedge these plans is immediately recognized in nonoperating income (expense), which creates a timing difference impacting net income. This timing difference will reverse and offset to zero over the life of the award at the end of the multi-year vesting period. Management believes excluding market valuation changes related to the deferred cash compensation plans in the calculation of operating income, as adjusted, provides useful disclosure to both management and investors of the Company’s financial performance over time as these amounts are economically hedged, while also increasing comparability with other companies.
(b)
Acquisition-related costs. Acquisition related costs include adjustments related to amortization and noncash impairment of intangible assets, other acquisition-related costs, including professional services expense and compensation costs for nonrecurring retention-related deferred compensation, and contingent consideration fair value adjustments incurred in connection with certain acquisitions. Management believes excluding the impact of these expenses when calculating operating income, as adjusted, provides a helpful indication of the Company’s financial performance over time, thereby providing helpful information for both management and investors while also increasing comparability with other companies.
(c)
Lease costs – New York. In 2023, the Company continued to recognize lease expense within general and administration expense for both its current headquarters located at 50 Hudson Yards in New York and prior headquarters until the Company's lease on its prior headquarters expired in April 2023. The Company began lease payments related to its current headquarters in May 2023, but began recording lease expense in August 2021 when it obtained access to the building to begin its tenant improvements. Prior to the Company’s move to its current headquarters in February 2023, the impact of lease costs related to 50 Hudson Yards was excluded from operating income, as adjusted. In February 2023, the Company completed the majority of its move to 50 Hudson Yards and no longer excluded the impact of these lease costs. Subsequently, from February 2023 through April 2023, the Company excluded the impact of lease costs related to the Company's prior headquarters. Management believes excluding the impact of these respective New York lease costs (“Lease costs – New York”) when calculating operating income, as adjusted, is useful to assess the Company’s financial performance and ongoing operations, and enhances comparability among periods presented.

(d)
Reduction of indemnification asset. In connection with a previous acquisition, BlackRock recorded an $8 million indemnification asset. Due to the resolution of certain tax matters in the third quarter of 2023, BlackRock recorded $8 million of general and administration expense to reflect the reduction of the indemnification asset and an offsetting $8 million tax benefit. The $8 million general and administrative expense and $8 million tax benefit have been excluded from as adjusted results as there was no impact on BlackRock’s book value.
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Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted: Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods. Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, excludes the gain (loss) on the economic hedge of certain deferred cash compensation plans. As the gain (loss) on investments and derivatives used to hedge these compensation plans over time substantially offsets the compensation expense related to the market valuation changes on these deferred cash compensation plans, which is included in operating income, GAAP basis, management believes excluding the gain (loss) on the economic hedge of the deferred cash compensation plans when calculating nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure for both management and investors of BlackRock’s nonoperating results that impact book value.

(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

For each period presented, the non-GAAP adjustments were tax effected at the respective blended rates applicable to the adjustments. Amount for income tax matters in 2024 includes a discrete tax benefit of $137 million recognized in connection with the reorganization and establishment of a more efficient global intellectual property and technology platform and corporate structure. This discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the intellectual property reorganization.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted, divided by diluted weighted-average common shares outstanding.

(4) ACV: Management believes ACV is an effective metric for reviewing BlackRock’s technology services’ ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services revenue over time, as it is linked to the net new business in technology services. ACV represents forward-looking, annualized estimated value of the recurring subscription fees under client contracts, assuming all client contracts that come up for renewal are renewed, unless we have received a notice of termination, even though such notice may not be effective until a later date. ACV also includes the annualized estimated value of new sales, for existing and new clients, when we execute client contracts, even though the recurring fees may not be effective until a later date and excludes nonrecurring fees such as implementation and consulting fees.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and may contain information that is not purely historical in nature. Such information may include, among other things, projections and forecasts. There is no guarantee that any forecasts made will come to pass. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) BlackRock’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of recent or future acquisitions or divestitures, including the acquisitions of GIP and Preqin Holding Limited (“Preqin” and together with GIP, the “Transactions”); (7) BlackRock’s ability to integrate acquired businesses successfully, including the Transactions; (8) risks related to the Transactions, including the possibility that the Preqin acquisition does not close, including, but not limited to, due to the failure to satisfy closing conditions, the possibility that expected synergies and value creation from either of the Transactions will not be realized, or will not be realized within the expected time period, and impacts to business and operational relationships related to disruptions from the Transactions; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (12) the failure to effectively manage the development and use of artificial intelligence; (13) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (14) the impact of legislative and regulatory actions and reforms, regulatory, supervisory or enforcement actions of government agencies and governmental scrutiny relating to BlackRock; (15) changes in law and policy and uncertainty pending any such changes; (16) any failure to effectively manage conflicts of interest; (17) damage to BlackRock’s reputation; (18) increasing focus from stakeholders regarding environmental, social and governance matters; (19) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside BlackRock’s control, including wars, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (20) climate-related risks to BlackRock’s business, products, operations and clients; (21) the ability to attract, train and retain highly qualified and diverse professionals; (22) fluctuations in the carrying value of BlackRock’s economic investments; (23) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of BlackRock; (24) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (25) the failure by key third-party providers of BlackRock to fulfill their obligations to BlackRock; (26) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (27) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds platform; (28) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (29) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of September 30, 2024 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of August 31, 2024. The performance data does not include accounts terminated prior to September 30, 2024 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares® funds globally using an index strategy. AUM information is based on AUM available as of September 30, 2024 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.